Exhibit 21.1

SUBSIDIARY                         STATE OF INCORPORATION    D/B/A
----------                         ----------------------    -----
ESI Canada, Inc.                   New Brunswick, Canada     None
ESI Canada Holdings, Inc.          New Brunswick, Canada     None
Express Scripts Vision
    Corporation                    Delaware                  ESI Vision Care
IVTx, Inc.                         Delaware                  None
ESI/VRx Sales Development Co.      Delaware                  None
Great Plains Reinsurance Company   Arizona                   None
Practice Patterns Science, Inc.    Delaware                  None
Managed Prescription
    Network, Inc.                  Delaware                  Columbia Pharmacy
                                                                Solutions
Value Health, Inc.                 Delaware                  None
Health Care Services, Inc.         Pennsylvania              None
MHI, Inc.                          Nevada                    None
ValueRx, Inc.                      Delaware                  None
ValueRx of Michigan, Inc.          Michigan                  None
ValueRx Pharmacy Program, Inc.     Michigan                  None
ESI OnLine, Inc.                   Delaware                  None